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                                                                  Exhibit 3 (iv)



April 28, 2003


New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116


Ladies and Gentlemen:

         I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus Supplement contained in Post-Effective Amendment No. 14 to the Registration Statement on Form S-6 for Flexible Life, issued through New England Variable Life Separate Account (File No. 33-88082).

                                                Very truly yours,

                                                /s/ Anne M. Goggin

                                                Anne M. Goggin
                                                Senior Vice President and
                                                General Counsel